SECOND AMENDMENT
                      TO THE AMENDED AND RESTATED AGREEMENT
                            OF LIMITED PARTNERSHIP OF
                               HARBOR POINTE, L.P.

         This SECOND AMENDMENT to the Amended and Restated Agreement of Limited Partnership of HARBOR POINTE, L.P., a Georgia limited partnership (the "Second Amendment") is made and entered into effective for all purposes and in all respects as of the 30th day of June, 2003 (the "Effective Date") by and among BC HOLDINGS, LLC, as the general partner (the "General Partner"), WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 9, a California limited partnership, as the limited partner (the "Limited Partner"), WNC GEORGIA TAX CREDITS XXXII, L.P., as the Georgia limited partner (the "Georgia Limited Partner"), and WNC HOUSING, L.P., a California limited partnership as the special limited partner (the "Special Limited Partner").

                                    RECITALS

         WHEREAS, on April 13, 2000, Harbor Pointe, L.P., a Georgia Limited Partnership (the "Partnership") recorded a certificate of limited partnership with the Georgia Secretary of State.

         WHEREAS, on April 13, 2000, a partnership agreement was entered into by and between the General Partner and Jerry. W. Braden as the original limited partner (the "Original Partnership Agreement").

         WHEREAS, on October 25, 2001, the Original Partnership Agreement was amended and restated to provide, in part, for the withdrawal of the original limited partner and for the admission of WNC Holding, LLC as a limited partner and WNC Housing, L.P. as the special limited partner (the "Amended and Restated Partnership Agreement").

         WHEREAS, any capitalized terms not defined in this Second Amendment shall have the meaning ascribed in the Amended and Restated Partnership Agreement.

         WHEREAS, on May 20, 2002, the Amended and Restated Partnership Agreement was amended to provide for certain matters specified therein.

         WHEREAS, WNC Holding, LLC desires to withdraw from the Partnership and transfer its Interest to WNC Housing Tax Credit Fund VI, L.P., Series 9 in accordance with Section 12(c) of the Amended and Restated Partnership Agreement.

         WHEREAS, the Partners desire to admit WNC Georgia Tax Credits XXXII, L.P. as the Georgia Limited Partner with such rights and obligations as set forth in this Amendment.

         WHEREAS, the Partners desire to amend the Amended and Restated Partnership Agreement in order to provide for (i) the admission of WNC Housing Tax Credit Fund VI, L.P. Series 9 as the Limited Partner and WNC Georgia Tax

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Credits XXXII, L.P. as the Georgia Limited Partner, (ii) the payment of Capital
Contributions by the Limited Partner, the Special Limited Partner and the Georgia Limited Partner to the Partnership, (iii) the allocation of Income, Losses, Tax Credits, Georgia Tax Credits and distributions of Net Operating Income and other cash funds of the Partnership among the Partners, (iv) the determination of the respective rights, obligations and interests of the Partners to each other and to the Partnership, (v) the continuation of the Partnership, and (vi) certain other matters.

         NOW THEREFORE, in consideration of the foregoing Recitals, which are a part of this Amendment, and the mutual promises, covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners do hereby agree to amend, in part, the Amended and Restated Partnership Agreement as follows:

I. Incorporation of Recitals. The above recital paragraphs are incorporated and made a part of this Second Amendment.

II. Waiver of Meeting. The Partners hereby agree to amend the Amended and Restated Partnership Agreement as set forth herein and do hereby consent to this Second Amendment without convening a meeting of the Partners as required by Article XVI of the Amended and Restated Partnership Agreement.

III. Withdrawal of WNC Holding, LLC; Admission of WNC Housing Tax Credit Fund VI, L.P., Series 9. WNC Holding, LLC hereby withdraws as a limited partner and WNC Housing Tax Credit Fund VI, L.P., Series 9 is hereby admitted as a Limited Partner in substitution thereof and hereby assumes all rights and obligations of a Limited Partner.

IV. Admission of WNC Georgia Tax Credits XXXII, L.P. WNC Georgia Tax Credits XXXII, L.P. is hereby admitted as the Georgia Limited Partner. The Georgia Limited Partner shall be a different class from the Limited Partner and, except as otherwise expressly stated in this Agreement, shall not participate in any rights allocable to or exercisable by the Limited Partner under this Agreement.

V.       Other Amendments.

         1.       ARTICLE I is amended to add the following new definitions:

                           "Georgia Limited Partner" shall mean WNC Georgia Tax
                  Credits XXXII, L.P., and such other Persons as are admitted to the Partnership as additional or substitute Georgia Limited Partners pursuant to this Agreement.

                           "Projected Georgia Tax Credits" shall mean Georgia
                  Tax Credits in the aggregate amount of $2,541,050.

                           "Revised Projected Georgia Tax Credits" shall have
                  the meaning set forth in Section 7.4(a) hereof.


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         2.       Section 1.5 is deleted in its entirety.

         3.       Section 1.6 is amended in its entirety to provide as follows:

                           Section 1.6 "Actual Tax Credit" shall mean as of any
                  point in time, the total amount of LIHTC actually allocated by the Partnership to the Limited Partner and not subsequently recaptured or disallowed, representing 99.97% of the LIHTC actually received by the Partnership, as shown on the applicable tax returns of the Partnership,

         4. Section 1.47 is amended in its entirety in order to include the Georgia Limited Partner so that as amended said section shall read as follows:

                           Section 1.47 "In-Balance" shall mean, on any
                  occasion, when the amount of the undisbursed Construction Loan and the undisbursed Capital Contributions of the Limited Partner, Georgia Limited Partner and Special Limited Partner required to be paid-in through and including the issuance of a certificate of occupancy (or the local equivalent) are sufficient in the Special Limited Partner's reasonable judgment to pay all of the following sums: (a) all costs of construction to achieve Completion of Construction; (b) all costs of marketing, ownership, maintenance and leasing of the Apartment Housing units; and (c) all interest and all other sums accruing or payable under the Construction Loan documents. In making a determination that the financing is In-Balance, the Special Limited Partner will also consider whether the undisbursed Capital Contributions of the Limited Partner, the Georgia Limited Partner and Special Limited Partner, the Mortgage and other sources of permanent financing (but not Cash Receipts) are adequate to retire the Construction Loan at the earlier of the time of Mortgage closing and funding, or maturity of the Construction Loan.

         5.       Section 1.56 is amended in its entirety to provide as follows:

                           Section 1.56 "Limited Partner" shall mean WNC Housing
                  Tax Credit Fund VI, L.P., Series 9, a California limited partnership, and such other Persons as are admitted to the Partnership as additional or Substitute Limited Partners pursuant to this Agreement.

         6.       Section 1.71 is amended in its entirety to provide as follows:

                           Section 1.71 "Partner(s)" shall collectively mean the
                  General Partner, the Limited Partner, the Georgia Limited Partner and the Special Limited Partner or individually may mean any Partner as the context dictates.

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

         7.       Section 1.81 is amended in its entirety to provide as follows:

                           Section 1.81 "Projected Annual Georgia Credits" shall
                  mean Georgia Credits in the amount of $83,963 for 2003, $247,249 for 2004, $254,105 for each of the years 2005 through 2012, $170,142 for 2013 and $6,856 for 2014, which the General
                  Partner has projected to be the total amount of Georgia Credits which will be allocated to the Georgia Limited Partner by the Partnership, constituting 100% of the aggregate amount of Georgia Credits of $2,541,050 to be available to the Partnership.

         8.       Section 1.82 is deleted in its entirety.

         9.       Section 1.83 is amended in its entirety to provide as follows:

                           Section 1.83 "Projected Annual Tax Credits" shall
                  mean LIHTC in the amount of $83,963 for 2003, $247,249 for 2004, $254,029 for each of the years 2005 through 2012, $170,066 for 2013 and $6,778 for 2014, which the General Partner has projected to be the total amount of LIHTC which will be allocated to the Limited Partner by the Partnership, constituting 99.97% of the aggregate amount of LIHTC of $2,541,050 to be available to the Partnership.

         10.      Section 1.84 is amended in its entirety to provide as follows:

                           Section 1.84 "Projected Tax Credits" shall mean LIHTC
                  in the aggregate amount of $2,541,050.

         11. Section 6.2(b) is amended in its entirety in order to include the Georgia Limited Partner so that as amended said subsection shall read as follows:

                           (b) In addition, if (1) the Improvements are not
                  completed on or before the Completion Date (which date may be extended in the events of Force Majeure, but in no event longer than three months from the Completion Date); (2) prior to completing the Improvements, the Construction Lender sends a notice of default under the Construction Loan; or (3) a foreclosure action is commenced against the Partnership, then at the Special Limited Partner's election, either the General Partner will be removed from the Partnership and the Special Limited Partner will be admitted as successor General Partner, all in accordance with Article XIII hereof, or the General Partner will repurchase the Interest of the Limited Partner, the Georgia Limited Partner and the Special Limited Partner for an amount equal to the amounts theretofore paid by the Limited Partner, the Georgia Limited Partner and the Special Limited Partner, and the Limited Partner, the Georgia Limited Partner and the Special Limited Partner shall have no further Interest in the Partnership. If the Special Limited Partner elects to have the General Partner repurchase such Interests then the repurchase shall occur within 60 days after the General Partner receives written demand from the Special Limited Partner. If the Special Limited Partner elects to remove the General Partner then the provisions of Article XIII apply.


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

         12. The section heading of ARTICLE VII is amended in its entirety to provide as follows:

                                   ARTICLE VII

                    CAPITAL CONTRIBUTIONS OF LIMITED PARTNER,
              GEORGIA LIMITED PARTNER AND SPECIAL LIMITED PARTNER

         13. Section 7.2 is amended in its entirety to provide as follows:

                           Section 7.2  Capital Contribution of Limited Partner.

                           The Limited Partner shall make a Capital Contribution
                  in the amount of $1,905,216 for the LIHTC and the Georgia Limited Partner shall make a Capital Contribution in the amount of $508,210 for the Georgia Credits, in each case as may be adjusted in accordance with Section 7.4 of this Agreement, in cash on the dates and subject to the conditions hereinafter set forth.

                           (a) $293,663 (representing $231,839 for the LIHTC
                  payable by the Limited Partner and $61,824 for the Georgia Credits payable by the Georgia Limited Partner) shall be payable upon the Limited Partner's receipt and approval of the following documents:

                                    (1) a legal opinion in a form substantially
                           similar to the form of opinion attached hereto as Exhibit "B" and incorporated herein by this reference;

                                    (2) a fully executed Certification and
                           Agreement in the form attached hereto as Exhibit "C" and incorporated herein by this reference;

                                    (3) a copy of a title commitment, (in a form
                           and substance satisfactory to the Special Limited Partner) constituting an agreement by such title company to issue the Title Policy within fifteen working days. The title commitment will show the Apartment Housing to be free from liens except the Construction Loan and free from other exceptions not previously approved by the Special Limited Partner.

                           (b) $164,983 (representing $130,254 for the LIHTC
                  payable by the Limited Partner and $34,729 for the Georgia Credits payable by the Georgia Limited Partner), less an amount equal to the Bridge Fee, if applicable, and the Limited Partner's receipt and approval of the following documents:

                                    (1) a copy of the recorded grant deed
                           (warranty deed);

                                    (2) fully executed Construction Loan
                           documents;


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

                                    (3) the construction draw disbursement
                           procedure;

                                    (4) Insurance required during construction;

                                    (5) A legal opinion in form  acceptable to
                           the Special Limited Partner stating that, with the exception of the construction phase of the Mortgage Loan described at section 1.62(a) (which phase is described at Section 1.31 as the Construction Loan), neither the General Partner(s) of the Partnership nor the Limited Partner nor the Georgia Limited Partner nor the Special Limited Partner will have any liability for the Mortgage represented thereby, and the Mortgage Lender will look only to its security in the Apartment Housing for repayment of the Mortgage Loan;

                                    (6) all additional documents identified
                           in the list attached hereto as Exhibit "I"; and

                                    (7) any documents previously not provided to
                           the Limited Partner or the Georgia Limited Partner but required pursuant to this Section 7.2 and Sections 14.3(a) and (b).

                           (c) $299,990 (representing $236,842 for the LIHTC
                  payable by the Limited Partner and $63,148 for the Georgia Credits payable by the Georgia Limited Partner) shall be payable on or after June 1, 2002 in monthly installments upon the Special Limited Partner's receipt and approval of the construction draws pursuant to the Partnership's construction draw disbursement procedure:

                                    (1) the construction documents required
                           pursuant to Section 14.3(a) of this Agreement, if not previously provided to the Limited Partner;

                                    (2) any documents previously not provided to
                           the Limited Partner but required pursuant to this
                           Section 7.2 and Sections 14.3(a) and (b); and

                                    (3) a determination by the Special Limited
                           Partner that construction financing is In-Balance;

                           (d) $794,366 (representing $627,152 for the LIHTC
                  payable by the Limited Partner and $167,214 for the Georgia Credits payable by the Georgia Limited Partner) shall be payable on or after July 1, 2002 in monthly installments upon the Special Limited Partner's receipt and approval of the construction draws pursuant to the Partnership's construction draw disbursement procedure:

                                    (1) the construction documents required
                            pursuant to Section 14.3(a) of this Agreement, if not previously provided to the Limited Partner;


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

                                    (2) any documents previously not provided to
                            the Limited Partner but required  pursuant to this
                            Section 7.2 and Sections 14.3(a) and (b); and

                                    (3) a determination by the Special Limited
                            Partner that construction financing is In-Balance;

                           (e) $228,930 (representing $180,740 for the LIHTC
                  payable by the Limited Partner and $48,190 for the Georgia Credits payable by the Georgia Limited Partner) shall be payable in monthly installments upon the Special Limited Partner's receipt and approval of the construction draws pursuant to the Partnership's construction draw disbursement procedure:

                                    (1) the Construction Inspector's
                            certification of ninety percent completion of the total construction;

                                    (2) the construction documents required
                            pursuant to Section 14.3(a) of this Agreement, if not previously provided to the Limited Partner;

                                    (3) any documents previously not provided to
                            the Limited Partner but required pursuant to this
                            Section 7.2 and Sections 14.3(a) and (b); and

                                    (4) a determination by the Special Limited
                            Partner that construction financing is In-Balance.

                           (f) $187,041 (representing $147,669 for the LIHTC
                  payable by the Limited Partner and $39,372 for the Georgia Credits payable by the Georgia Limited Partner) shall be payable upon the Limited Partner's receipt and approval of the following documents:

                                    (1) a certificate of occupancy (or
                            equivalent evidence of local occupancy approval if a permanent certificate is not available) on all the apartment units in the Apartment Housing;

                                    (2) a completion certification in a form
                            substantially similar to the form attached hereto as Exhibit "D" and incorporated herein by this reference, indicating that the Improvements have been completed in accordance with the Project Documents;

                                    (3) a letter from the Contractor in a form
                            substantially similar to the form attached hereto as Exhibit "F" and incorporated herein by this


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

                            reference stating that all amounts payable to the Contractor have been paid in full and that the Partnership is not in violation of the Construction Contract;

                                    (4) a construction closeout binder, which
                            shall include, but is not limited to, as-built drawings, all operating manuals, and all manufacturers' warranty agreements. In addition, the Contractor shall provide the Partnership a one-year warranty on all parts, materials and work-quality;

                                    (5) Insurance required during operations;

                                    (6) an  endorsement to the Title Policy
                            dated no more than ten days prior to the scheduled Capital Contribution providing an as-built ALTA survey and confirming that there are no liens, claims or rights to a lien or judgments filed against the property or the Apartment Housing during the time period since the issuance of the Title Policy referenced above in Section 7.2(a);

                                    (7) Completion of Construction;

                                    (8) the current rent roll evidencing a
                            minimum 90% occupancy by Qualified Tenants for 90 consecutive days immediately prior to funding;

                                    (9) copies of all initial tenant files
                            including completed applications, completed questionnaires or checklist of income and assets, documentation of third party verification of income and assets, and income certification forms (LIHTC specific) collected by the Management Agent, or General Partner, verifying each tenant's eligibility pursuant to the Minimum Set-Aside Test;

                                   (10) copies of the executed lease
                            agreement with the tenants; and

                                   (11) executed documentation from the
                            Construction Lender converting the Construction Loan to the Mortgage Loan;

                           (g) $444,453 (representing $350,720 for the LIHTC
                  payable by the Limited Partner and $93,733 for the Georgia Credits payable by the Georgia Limited Partner) shall be payable upon the Limited Partner's receipt and approval of the following documents:

                                    (1) a copy of the declaration of restrictive
                            covenants/extended use agreement entered into


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

                            between the Partnership and the State Tax Credit Agency;

                                    (2) an audited construction cost
                            certification (which includes an itemized cost breakdown and sufficient information to determine compliance with applicable Internal Revenue Service and Treasury Department guidance);

                                    (3) the Accountant's final Tax Credit
                            certification in a form substantially similar to the form attached hereto as Exhibit "E" and incorporated herein by this reference;

                                    (4) Debt Service Coverage of 1.10 for 90
                            consecutive days immediately prior to funding;

                                    (5) Internal Revenue Code Form 8609, or any
                            successor form, and the Partnership's tax return for the first year in which the Tax Credits are claimed; and

                                    (6) any documents previously not provided to
                            the Limited Partner but required pursuant to this
                            Section 7.2 and Sections 14.3(a) and (b).

         14. The first sentence of Section 7.3 is amended in order to include the Georgia Limited Partner so that as amended it shall read as follows:

                           Section 7.3 Repurchase of Limited Partner's Interest.

                           Within 60 days after the General Partner receives
                  written demand from the Limited Partner and/or the Special Limited Partner and/or the Georgia Limited Partner, the Partnership shall repurchase the Limited Partner's Interest and/or the Special Limited Partner's Interest and/or the Georgia Limited Partner's Interest in the Partnership by refunding to it in cash the full amount of the Capital Contribution which the Limited Partner and/or the Special Limited Partner and/or the Georgia Limited Partner has theretofore made in the event that, for any reason:

         15. Section 7.4(a) is amended in its entirety in order to include the Georgia Limited Partner and Georgia Credits so that as amended said subsection shall read as follows:

                           (a) The amounts of the Limited Partner's and the
                  Special Limited Partner's Capital Contributions were determined in part upon the amount of Tax Credits that were expected to be available to the Partnership, and were based on the assumption that the Partnership would be eligible to claim, in the aggregate, the Projected Tax Credits. If the anticipated amounts of Projected Tax Credits to be allocated to the Limited Partner and Special Limited Partner as


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

                  evidenced by IRS Form 8609, Schedule A thereto, provided to the Limited Partner and Special Limited Partner are less than 99.98% of $2,541,050 for the LIHTC (the new Projected Tax Credit amounts, if applicable, shall be referred to as the "Revised Projected Tax Credits") then the Limited Partner's and Special Limited Partner's Capital Contribution provided for in Section 7.2 and Section 7.5 respectively shall be adjusted by the amount which will make the total Capital Contribution to be paid by the Limited Partner and Special Limited Partner to the Partnership equal to $0.75 times the Revised Projected LIHTC so anticipated to be allocated to the Limited Partner and Special Limited Partner. If any Capital Contribution adjustment referenced in this Section 7.4(a) is a reduction which is greater than the remaining Capital Contribution to be paid by the Partner whose Capital Contribution is being adjusted, then the General Partner shall have ninety days from the date the General Partner receives notice from either the Limited Partner or the Special Limited Partner to pay the shortfall to the Partner whose Capital Contribution is being adjusted. If the Capital Contribution adjustment referenced in this Section 7.4(a) is an increase then the Partner whose Capital Contribution is being adjusted shall have ninety days from the date the Limited Partner and Special Limited Partner have received notice from the General Partner to pay the increase.

                  If the anticipated amount of Projected Georgia Credits to be allocated to the Georgia Limited Partner as evidenced by Georgia Low Income Housing Credit Eligibility Statement and the audited construction cost certificate provided to the Georgia Limited Partner are less than 100% (the new Projected Georgia Tax Credit amount, if applicable, shall be referred to as the "Revised Projected Georgia Tax Credits") then the Georgia Limited Partner's Capital Contribution provided for in
                  Section 7.2 shall be adjusted by the amount which will make the total Capital Contribution to be paid by the Georgia Limited Partner to the Partnership equal $0.20 times the Revised Projected Georgia Credits amount so anticipated to be allocated to the Georgia Limited Partner.

          16. Section 7.4(b) is amended by adding the following to the end of Section 7.4(b):

                  If at the end of each calendar year during the first five calendar years following the year in which the Apartment Housing is placed in service, the Actual Georgia Tax Credit for any fiscal year or portion thereof is or will be less than the Projected Annual Georgia Tax Credit, or the Projected Annual Georgia Tax Credit as modified by Section 7.4 of this Agreement if applicable (the "Annual Georgia Credit Shortfall"), then the next Capital Contribution owed by the Georgia Limited Partner shall be reduced by the Annual Georgia Credit Shortfall amount, and any portion of such Annual Georgia Credit Shortfall in excess of such Capital Contribution shall be applied to reduce succeeding Capital Contributions of the Georgia Limited Partner. If the Annual Georgia Credit Shortfall is greater than the Georgia Limited Partner's remaining Capital Contributions then the General Partner shall pay to the Georgia Limited Partner the excess of the Annual Georgia Credit Shortfall over the remaining Capital Contributions. The General Partner shall have sixty days to


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                  pay the Annual Georgia Credit Shortfall from the date the
                  General Partner receives notice from the Special Limited Partner.

         17. Section 7.4(d) is amended in its entirety in order to include the Georgia State Credits so that as amended said subsection shall read as follows:

                           (d) The General Partner has represented, in part,
                  that it would use its best efforts (1) to deliver Projected Annual Tax Credits of $83,963 in 2003, $247,249 in 2004, and $254,029 in 2005, and (2) to deliver to the Georgia Limited Partner Projected Annual Georgia Tax Credits of $83,963 in 2003, $247,249 in 2004, and $254,105 in 2005.

         18. Section 7.7 is amended in its entirety in order to include the Georgia Limited Partner so that as amended said section shall read as follows:

                           Section 7.7 Liability of Limited Partner, Special Limited Partner and Georgia Limited Partner.

                           The Limited Partner, Georgia Limited Partner and
                  Special Limited Partner shall not be liable for any of the debts, liabilities, contracts or other obligations of the Partnership. The Limited Partner, Georgia Limited Partner and Special Limited Partner shall be liable only to make Capital Contributions in the amounts and on the dates specified in this Agreement and, except as otherwise expressly required hereunder, shall not be required to lend any funds to the Partnership or, after their respective Capital Contributions have been paid, to make any further Capital Contribution to the Partnership.

         19.      ARTICLE VII is amended to add a new section as follows:

                           Section 7.8      Georgia Limited Partner.

                           The Georgia Limited Partner shall be in a different
                  class from the Limited Partner and, except as otherwise expressly stated in this Agreement, shall not participate in any rights allocable to or exercisable by the Limited Partner under this Agreement.

         20. Section 9.5(f) is amended to include the Georgia Limited Partner so that as amended said subsection shall read as follows:

                           (f) admit a Person as a Limited Partner, Georgia
                  Limited Partner or Special Limited Partner except as provided in this Agreement;

         21. Sections 9.6(c), (d) and (e) are amended in order to include the Georgia Limited Partner so that as amended said subsections shall read as follows:


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

                           (c) engage in any transaction not expressly
                  contemplated by this Agreement in which the General Partner has an actual or potential conflict of interest with the Limited Partner, the Georgia Limited Partner or the Special Limited Partner;

                           (d) contract away the fiduciary duty owed to the
                  Limited Partner, the Georgia Limited Partner and the Special Limited Partner;

                           (e) take any action which would cause the Apartment
                  Housing to fail to qualify, or which would cause a termination or discontinuance of the qualification of the Apartment Housing, as a "qualified low income housing project" under
                  Section 42(g)(1) of the Code, as amended, or any successor thereto, or which would cause the Limited Partner to fail to obtain the Projected Tax Credits or which would cause the recapture of any LIHTC; or which would cause the Georgia Limited Partner to fail to obtain the Projected Georgia Tax Credits or which would cause the recapture of any Georgia Tax Credits;

         22. Section 9.7(h) is amended in order to include the Georgia Limited Partner so that as amended said section shall read as follows:

                           (h) permit, and cause the Management Agent to permit,
                  the Special Limited Partner and its representatives: (1) to have access to the Apartment Housing and personnel employed by the Partnership and by the Management Agent at all times during normal business hours after reasonable notice; (2) to examine all agreements, LIHTC and Georgia Limited Partner compliance data and Plans and Specifications; and (3) to make copies thereof;

         23. Sections 9.12 (a), (n), (p), (w), (y) and (ee) are amended in order to include the Georgia Limited Partner so that as amended said subsections shall read as follows:

                           (a) The Partnership is a duly organized limited
                  partnership validly existing under the laws of the State and has complied with all filing requirements necessary for the protection of the limited liability of the Limited Partner, the Georgia Limited Partner, and the Special Limited Partner.

                           (n) To the best of the General Partner's knowledge:
                  (1) no Hazardous Substance has been disposed of, or released to or from, or otherwise now exists in, on, under or around, the Apartment Housing and (2) no aboveground or underground storage tanks are now or have ever been located on or under the Apartment Housing. The General Partner will not install or allow to be installed any aboveground or underground storage tanks on the Apartment Housing. The General Partner covenants that the Apartment Housing shall be kept free of Hazardous Substance and shall not be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Substance, except in connection with the normal maintenance and operation of any portion of the Apartment Housing. The General Partner shall comply, or cause there to be compliance, with all applicable Federal, state and local laws, ordinances, rules and regulations with respect to Hazardous Substance and shall keep, or cause to be kept, the Apartment Housing free and clear of any liens imposed pursuant to such laws, ordinances, rules and regulations. The General Partner must promptly notify the Limited Partner, the Georgia Limited Partner, and the Special Limited Partner in writing (1) if it knows, or suspects or believes there may be any Hazardous Substance in or around any part of the Apartment Housing, any Improvements constructed on the Apartment Housing, or the soil, groundwater or soil vapor,
                  (2) if the General Partner or the Partnership may be subject to any threatened or pending investigation by any governmental agency under any law, regulation or ordinance pertaining to any Hazardous Substance, and (3) of any claim made or threatened by any Person, other than a governmental agency, against the Partnership or General Partner arising out of or resulting from any Hazardous Substance being present or released in, on or around any part of the Apartment Housing.

                           (p) The Partnership will allocate to the Limited
                  Partner the Projected Annual Tax Credits, or the Revised Projected Tax Credits, if applicable, and the Partnership will allocate to the Georgia Limited Partner the Projected Annual Georgia Tax Credits, or the Revised Projected Georgia Tax Credits, if applicable.

                           (w) No event has occurred which has caused, and the
                  General Partner has not acted in any manner which will cause
                  (1) the Partnership to be treated for federal income tax purposes as an association taxable as a corporation, (2) the Partnership to fail to qualify as a limited partnership under the Act, or (3) the Limited Partner or the Georgia Limited Partner to be liable for Partnership obligations; provided however, the General Partner shall not be in breach of this representation if the action causing the Limited Partner to be liable for the Partnership obligations is undertaken by the Limited Partner or if the action causing the Georgia Limited Partner to be liable for the Partnership obligations is undertaken by the Georgia Limited Partner.

                           (y) Neither the Partnership nor the General Partner
                  has any liabilities, contingent or otherwise, which have not been disclosed in writing to the Limited Partner, the Georgia Limited Partner and the Special Limited Partner and which in the aggregate affect the ability of the Limited Partner and the Georgia Limited Partnerto obtain the anticipated benefits of its investment in the Partnership.

                           (ee) The General Partner shall be liable to the
                  Limited Partner and the Georgia Limited Partner for any costs, damages, loss of profits, diminution in the value of its investment in the Partnership, or other losses, of every nature and kind whatsoever, direct or indirect, realized or incurred by the Limited Partner or the Georgia Limited Partner as a result of any material breach of the representations and warranties set forth in this Section 9.12.

         24.      Section 10.1 is amended in its entirety to provide as follows:

                           Section 10.1  General.

                           All items includable in the calculation of Income or
                  Loss not arising from a Sale or Refinancing, and all Tax Credits, shall be allocated 99.97% to the Limited Partner, 0.01% to the Georgia Limited Partner, 0.01% to the Special Limited Partner, and 0.01% to the General Partner. Any and all Georgia Tax Credits shall be allocated to the Georgia Limited Partner. Georgia Tax Credits are those Tax Credits under the Georgia Code deductible from income tax, otherwise payable to the State of Georgia.

         25. Sections 10.2(b) and (c) are amended in their entirety as follows:

                           (b) Losses shall be allocated 99.97% to the Limited
                  Partner, 0.01% to the Georgia Limited Partner, 0.01% to the Special Limited Partner and 0.01% to the General Partner.

                           (c) Notwithstanding the foregoing provisions of
                  Section 10.2(a) and (b), in no event shall any Losses be allocated to the Limited Partner, the Georgia Limited Partner or the Special Limited Partner if and to the extent that such allocation would create or increase an Adjusted Capital Account Deficit for the Limited Partner, the Georgia Limited Partner or the Special Limited Partner. In the event an allocation of 99.97%, 0.01% or 0.01% of each item includible in the calculation of Income or Loss not arising from a Sale or Refinancing, would create or increase an Adjusted Capital Account Deficit for the Limited Partner, the Georgia Limited Partner or the Special Limited Partner, respectively, then so much of the items of deduction other than projected depreciation shall be allocated to the General Partner instead of the Limited Partner, the Georgia Limited Partner or the Special Limited Partner as is necessary to allow the Limited Partner, the Georgia Limited Partner or the Special Limited Partner to be allocated 99.97%, 0.01% and 0.01%, respectively, of the items of Income and Apartment Housing depreciation without creating or increasing an Adjusted Capital Account Deficit for the Limited Partner, the Georgia Limited Partner or the Special Limited Partner, it being the intent of the parties that the Limited Partner, the Georgia Limited Partner and the Special Limited Partner always shall be allocated 99.97%, 0.01% and 0.01%, respectively, of the items of Income not arising from a Sale or Refinancing and 99.97%, 0.01% and 0.01%, respectively, of the Apartment Housing depreciation.

         26.      Section 10.3 (e) is amended to provide as follows:

                           (e) Nonrecourse Deductions for any fiscal year shall
                  be specially allocated 99.97% to the Limited Partner, 0.01% to the Georgia Limited Partner, 0.01% to the Special Limited Partner and 0.01% to the General Partner.

         27. Section 10.5(a), (d) are amended in its entirety to provide as follows:

                           (a) The basis (or cost) of any Partnership investment
                  tax credit property shall be allocated among the Partners in accordance with Treasury Regulations Section 1.46-3(f)(2)(i). All Tax Credits (other than the investment tax credit and the Georgia Tax Credit) shall be allocated among the Partners in accordance with applicable law. Consistent with the foregoing, the Partners intend that (1) LIHTC will be allocated 99.97% to the Limited Partner, 0.01% to the Georgia Limited Partner, 0.01% to the Special Limited Partner and 0.01% to the General Partner, and (2) the Georgia State Credits will be allocated 100% to the Georgia Limited Partner.

                           (d) Solely for purposes of determining a Partner's
                  proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Treasury Regulations
                  Section 1.752-3(a)(3), the Partners' interests in Partnership profits are as follows: Limited Partner: 99.97%; Georgia Limited Partner: 0.01%; Special Limited Partner: 0.01%; General Partner: 0.01%.

         28. Section 10.5 is amended to add the following section as follows:

                           (g) Tax Credits shall be allocated 99.97% to the
                  Limited Partner, 0.01% to the Georgia Limited Partner, 0.01% to the Special Limited Partner, and 0.01% to the General Partner. In the event there occurs a recapture of Tax Credits previously allocated to the Partners, the responsibility for the recapture of such Tax Credits shall be allocated in accordance with the requirements of the Code and the Treasury Regulations; namely, to the Partners (if permitted by applicable law) who are or are deemed to be Partners in the year in which such recapture occurs, in accordance with their interests in the losses of the Partnership for that year. Georgia Tax Credits shall be allocated 100% to the Georgia Limited Partner, which Georgia Limited Partner also shall be allocated 100% of any recapture of Georgia Tax Credits.

         29. Section 10.7 is amended in its entirety in order to include the Georgia Limited Partner so that as amended it shall read as follows:

                           Section 10.7     Allocation Among Limited Partners.

                           In the event that the Interest of the Limited Partner
                  hereunder is at any time held by more than one Limited Partner or by more than one Georgia Limited Partner all items which are specifically allocated to the Limited Partner or the Georgia Limited Partner for any month pursuant to this Article X shall be apportioned among such Persons according to the ratio of their respective profit-sharing interests in the Partnership at the last day of such month.

         30.      Section 11.1(g) is amended in its entirety as follows:

                           (g) the balance, 24.99% to the Limited Partner, 75%
                  to the General Partner and 0.01% to the Georgia Limited
                  Partner.

         31.      Section 11.2(g) is amended in its entirety as follows:

                           (g) thereafter, 29.99% to the Limited Partner, 70% to
                  the General Partner and 0.01% to the Georgia Limited Partner.

         32. Section 12.1 is amended in its entirety in order to include the Georgia Limited Partner so that as amended said section shall read as follows:

                           Section 12.1     Assignment of Interests.

                           The Limited Partner, the Georgia Limited Partner and
                  the Special Limited Partner shall have the right to assign all or any part of their respective Interests to any other Person, whether or not a Partner, upon satisfaction of the following:

                           (a) a written instrument setting forth the name and
                  address of the proposed transferee, the nature and extent of the Interest which is proposed to be transferred and the terms and conditions upon which the transfer is proposed to be made, stating that the Assignee accepts and agrees to be bound by all of the terms and provisions of this Agreement, and providing for the payment of all reasonable expenses incurred by the Partnership in connection with such assignment, including but not limited to the cost of preparing any necessary amendment to this Agreement; and

                           (b) upon receipt by the General Partner of the
                  Assignee's written representation that the Partnership Interest is to be acquired by the Assignee for the Assignee's own account for long-term investment and not with a view toward resale, fractionalization, division or distribution thereof.

                           (c) Notwithstanding any provision to the contrary,
                  the Limited Partner may assign its Interest to an Affiliate or assign its Interest to USbank or its successors as collateral to secure capital contribution loan without satisfying the conditions of Sections 12.1(a) and (b) above.

                  THE LIMITED PARTNER INTEREST, THE GEORGIA LIMITED PARTNER INTEREST AND THE SPECIAL LIMITED PARTNER INTEREST DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED OR UNDER ANY STATE SECURITIES LAW. THESE INTERESTS MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

         33. Section 12.2, Section 12.3, Section 12.5, and Section 12.6 are amended in their entirety in order to include the Georgia Limited Partner so that as amended said sections shall read as follows:

                           Section 12.2 Effective Date of Transfer.

                           Any assignment of a Limited Partner's Interest or the
                  Georgia Limited Partner's Interest or Special Limited Partner's Interest pursuant to Section 12.1 shall become effective as of the first day of the calendar month in which the last of the conditions to such assignment are satisfied.

                           Section 12.3 Invalid Assignment.

                           Any purported assignment of an Interest of the
                  Limited Partner or the Georgia Limited Partner or the Special Limited Partner otherwise than in accordance with Section 12.1 or Section 12.6 shall be of no effect as between the Partnership and the purported assignee and shall be disregarded by the General Partner in making allocations and Distributions hereunder.

                           Section 12.5 Substitution of Assignee as Limited
                  Partner , Georgia Limited Partner or Special Limited Partner.

                           (a) An Assignee shall not have the right to become a
                  Substitute Limited Partner, Substitute Georgia Limited Partner or Substitute Special Limited Partner in place of his assignor unless the written consent of the General Partner to such substitution shall have been obtained, which consent, in the General Partner's absolute discretion, may be withheld; except that an Assignee which is an Affiliate of the Limited Partner or Georgia Limited Partner or Special Limited Partner, or USbank or its successors, may become a Substitute Limited Partner or Substitute Special Limited Partner without the consent of the General Partner.

                           (b) A nonadmitted transferee of the Limited Partner's
                  Interest, or the Georgia Limited Partner's Interest or the Special Limited Partner's Interest in the Partnership shall only be entitled to receive that share of allocations, Distributions and the return of Capital Contribution to which its transferor would otherwise have been entitled with respect to the Interest transferred, and shall have no right to obtain any information on account of the Partnership's transactions, to inspect the Partnership's books and records or have any other of the rights and privileges of a Limited Partner or Georgia Limited Partner or Special Limited Partner, provided, however, that the Partnership shall, if a transferee and transferor jointly advise the General Partner in writing of a transfer of an Interest in the Partnership, furnish the transferee with pertinent tax information at the end of each fiscal year of the Partnership.

                           Section 12.6 Death, Bankruptcy, Incompetency, etc.,
                  of a Limited Partner.

                           Upon the death, dissolution, adjudication of
                  bankruptcy, or adjudication of incompetency or insanity of the Limited Partner, the Georgia Limited Partner, or Special Limited Partner, such Partner's executors, administrators or legal representatives shall have all the rights of its predecessor-in-interest for the purpose of settling or managing such Partner's estate, including such power as such Partner possessed to constitute a successor as a transferee of its Interest in the Partnership and to join with such transferee in making the application to substitute such transferee as a Partner.

         34. Section 14.1(b) is amended in its entirety in order to include the Georgia Limited Partner so that as amended said subsection shall read as follows:

                           (b) Upon the request of the Limited Partner or the
                  Georgia Limited Partner, the General Partner shall promptly deliver to the Limited Partner or the Georgia Limited Partner, at the expense of the Partnership, a copy of the information set forth in Section 14.1(a) above. The Limited Partner shall have the right upon reasonable request and during normal business hours to inspect and copy any of the foregoing, or any of the other books and records of the Partnership or the Apartment Housing, at its own expense.

         35. Section 14.2 is amended in its entirety in order to include the Georgia Limited Partner so that as amended said section shall read as follows:

                           Section 14.2     Accounting Reports.

                           (a) By February 20 of each calendar year the General
                  Partner shall provide to the Limited Partner, the Georgia Limited Partner and the Special Limited Partner all tax information necessary for the preparation of their federal and state income tax returns and other tax returns with regard to the jurisdiction(s) in which the Partnership is formed and in which the Apartment Housing is located. Notwithstanding, the General Partner shall deliver to the Limited Partner, the Georgia Limited Partner and the Special Limited Partner a draft copy of the information requested herein at least ten days prior to the above referenced due date.

                           (b) By March 1 of each calendar year, including the
                  year(s) during construction of the Apartment Housing, the General Partner shall send to the Limited Partner, the Georgia Limited Partner, and the Special Limited Partner an audited financial statement for the Partnership, which shall include, but is not limited to: (1) a balance sheet as of the end of such fiscal year and statements of income, Partners' equity and changes in cash flow for such fiscal year prepared in accordance with generally accepted accounting principles; (2) a report of any Distributions made at any time during the fiscal year, separately identifying Distributions from Net

                  Operating Income for the fiscal year, Net Operating Income for prior years, Sale or Refinancing Proceeds, and reserves; and
                  (3) a report setting forth the amount of all fees and other compensation and Distributions and reimbursed expenses paid by the Partnership for the fiscal year to the General Partner or Affiliates of the General Partner and the services performed in consideration therefor, which report shall be verified by the Partnership's Accountants. Notwithstanding, the General Partner shall deliver to the Limited Partner, the Georgia Limited Partner, and the Special Limited Partner a draft copy of the information requested herein at least ten days prior to the above referenced due date.

                           (c) Within 60 days after the end of each fiscal
                  quarter in which a Sale or Refinancing of the Apartment Housing occurs, the General Partner shall send to the Limited Partner and the Special Limited Partner a report as to the nature of the Sale or Refinancing and as to the Income and Losses for tax purposes and proceeds arising from the Sale or Refinancing.

         36. The preamble to Section 14.3 is amended in its entirety to read as follows:

                           Section 14.3     Other Reports.

                           The General Partner shall provide to the Limited
                  Partner, the Georgia Limited Partner and the Special Limited Partner the following reports:

         37. Sections 14.3(e) and (f) are amended in their entirety in order to include Georgia Credits and the Georgia Limited Partner so that as amended said subsections shall read as follows:

                           (e) by September 15 of each year, an estimate of the
                  taxable income or loss, LIHTC, and Georgia Credit for that year;

                           (f) if the Apartment Housing receives a reservation
                  of LIHTC in one year but will not complete the construction and rent-up until a later year, an audited cost certification together with the Accountant's work papers verifying that the Partnership has expended the requisite 10% of the reasonably expected cost basis to meet the carryover test provisions of
                  Section 42 of the Code. Such certification shall be provided to the Limited Partner, the Georgia Limited Partner and Special Limited Partner by the later of December 31 of the year during which the reservation was received or six months after the date of the carryover allocation if permitted by the State Tax Credit Agency. Furthermore, if materials and supplies are purchased to meet the 10% requirement then the General Partner shall provide to the Limited Partner and the Georgia Limited Partner an opinion of counsel that title to the materials and supplies pass to the Partnership and that the Partnership bears the risk of loss of the materials and supplies;

         38. Section 15.1(a) is amended in its entirety in order to include the Georgia Limited Partner so that as amended said subsection shall read as follows:

                           (a) The effective date of the Withdrawal or removal
                  of the General Partner, unless (1) at the time there is at least one other General Partner (which may be the Special Limited Partner if it elects to serve as successor General Partner under Section 13.4 hereof) who will continue as General Partner, or (2) within 120 days after the occurrence of any such event the Limited Partner and the Georgia Limited Partner elect to continue the business of the Partnership.

         39. Section 15.2 is amended in its entirety in order to include the Georgia Limited Partner so that as amended said section shall read as follows:

                           Section 15.2 Return of Capital Contributions upon
                  Dissolution.

                           Except as provided in Sections 7.3 and 7.4 of this
                  Agreement, which provide for a reduction or refund of the Limited Partner's and the Georgia Limited Partner's Capital Contribution under certain circumstances, and which shall represent the personal obligations of the General Partner, as well as the obligations of the Partnership, each Partner shall look solely to the assets of the Partnership for all Distributions with respect to the Partnership (including the return of its Capital Contribution) and shall have no recourse therefor (upon dissolution or otherwise) against any General Partner. No Partner shall have any right to demand property other than money upon dissolution and termination of the Partnership, and the Partnership is prohibited from such a distribution of property absent the consent of the Special Limited Partner.

         40. Section 15.5 is amended in its entirety in order to include the Georgia Limited Partner so that as amended said section shall read as follows:

                           Section 15.5     Liquidation Statement.

                           Each of the Partners shall be furnished with a
                  statement prepared or caused to be prepared by the General Partner or other liquidator, which shall set forth the assets and liabilities of the Partnership as of the date of complete liquidation. Upon compliance with the distribution plan as outlined in Sections 15.3 and 15.4, the Limited Partner, the Georgia Limited Partner and the Special Limited Partner shall cease to be such and the General Partner shall execute, acknowledge and cause to be filed those certificates referenced in Section 15.6.

         41.      Section 17.1(a) is amended as follows:

                           (a) The Georgia Limited Partner shall have no voting
                  rights. The Limited Partner shall have no right to vote upon any matters affecting the Partnership, except as provided in this Agreement. Notwithstanding, at a meeting of the Partnership, the Limited Partner may vote:

         42.      Section 17.3 is amended in its entirety as follows:

                           Section 17.3     Notices.

                           Any notice given pursuant to this Agreement may be
                  served personally on the Partner to be notified, or may be sent by overnight courier, or may be mailed, first class postage prepaid, or by certified mail, to the following address, or to such other address as a party may from time to time designate in writing:

                  To the General Partner:            BC Holdings, LLC
                                                     407 E. Washington St.
                                                     Summerville, GA  30747

                  To the Limited Partner:            WNC Housing Tax Credit
                                                     Fund VI, L.P., Series 9
                                                     c/o WNC & Associates, Inc.
                                                     3158 Redhill Avenue
                                                     Suite 120
                                                     Costa Mesa, CA  92626-3416

                  To the Georgia Limited Partner:    WNC Georgia Tax Credit
                                                     XXXII, L.P.
                                                     c/o WNC Advisors, LLC
                                                     3158 Redhill Avenue
                                                     Suite 120
                                                     Costa Mesa, CA  92626-3416

                  To the Special Limited Partner:    WNC Housing, L.P.
                                                     3158 Redhill Avenue
                                                     Suite 120
                                                     Costa Mesa, CA  92626-3416

43. Section 17.10 is amended in its entirety to include the Georgia Limited Partner so that as amended said section shall read as follows:

                           Section 17.10    Certain Provisions.

                           If the operation of any provision of this Agreement
                  would contravene the provisions of applicable law, or would result in the imposition of general liability on any Limited Partner, Georgia Limited Partner or Special Limited Partner, such provisions shall be void and ineffectual.

44. Sections 17.11(c), (d) and (e) are amended in their entirety in order to include the Georgia Limited Partner so that as amended said subsections shall read as follows:

                           (c) In discharging its duties and responsibilities,
                  the Tax Matters Partner shall act as a fiduciary (1) to the Limited Partner and the Georgia Limited Partner (to the exclusion of the other Partners) insofar as tax matters related to the Tax Credits are concerned, and (2) to all of the Partners in other respects.

                           (d) The Partners consent and agree that in connection
                  with any audit, review, examination, or otherwise of the Partnership, or if the Tax Matters Partner withdraws from the Partnership or the Tax Matters Partner becomes Bankrupt, then the Special Limited Partner may become, in its sole discretion, a special general partner, and become the Tax Matters Partner. The Limited Partner and the Georgia Limited Partner will make no claim against the Partnership in respect of any action or omission by the Tax Matters Partner during such time as the Special Limited Partner acts as the Tax Matters Partner.

                           (e) Nothing herein shall be construed as a waiver by
                  the Limited Partner and the Georgia Limited Partner of any of its rights under Chapter 631 of the Code. The General Partner shall not enter into any settlement agreement purporting to bind the Limited Partner or the Georgia Limited Partner without such Partner's consent.

45. Section 17.17 is amended in its entirety in order to include the Georgia Limited Partner so that as amended said section shall read as follows:

                           Section 17.17    Receipt of Correspondence.

                           The Partners agree that the General Partner shall
                  send to the Limited Partner, the Georgia Limited Partner and the Special Limited Partner within five days of receipt a copy of any correspondence relative to the Apartment Housing's noncompliance with the Mortgage, relative to the Apartment Housing's noncompliance with the Tax Credit rules or regulations, relative to the acceleration of the Mortgage and/or relative to the disposition of the Apartment Housing.

VI. The Partnership shall be continued pursuant to the Act and on the same terms and conditions set forth in the Amended and Restated Partnership Agreement, as amended, and amended only as specifically set forth herein.

                  [Remainder of page intentionally left bank.]

         IN WITNESS WHEREOF, this Second Amendment to the Amended and Restated Agreement of Limited Partnership of Harbor Pointe, L.P., a Georgia limited partnership, is executed on June 30, 2003 and made effective as of the Effective Date.

                                GENERAL PARTNER:

                                BC HOLDINGS, LLC

                                By:   /s/ JERRY W. BRADEN
                                       Jerry W. Braden
                                       President

                                LIMITED PARTNER:

                                WNC HOUSING TAX CREDIT
                                FUND VI, L.P., SERIES 9

                                By:      WNC & ASSOCIATES, INC.,
                                         General Partner

                                         By:  /s/ JERRY W. BRADEN
                                               David N. Shafer,
                                               Executive Vice President

                                GEORGIA LIMITED PARTNER:

                                WNC GEORGIA TAX CREDITS XXXII, L.P.

                                By:      WNC & ASSOCIATES, INC.,
                                         General Partner

                                         By:  /s/ DAVID N. SHAFER
                                               David N. Shafer,
                                               Executive Vice President

                                SPECIAL LIMITED PARTNER:

                                WNC HOUSING, L.P.

                                By:      WNC & Associates, Inc.,
                                         General Partner

                                By:  /s/ DAVID N. SHAFER
                                      David N. Shafer,
                                      Executive Vice President

                                 WITHDRAWING LIMITED PARTNER:

                                 WNC HOLDING, LLC

                                 By:      WNC & ASSOCIATES, INC.,
                                          Managing Member

                                          By:  /s/ DAVID N. SHAFER
                                                David N. Shafer,
                                                Executive Vice President

                          ACKNOWLEDGEMENT BY GUARANTORS
      OF SECOND AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT OF LIMITED
                       PARTNERSHIP OF HARBOR POINTE, L.P.


         By their signatures below Jerry W. Braden and Annamarie Braden (the "Guarantors") hereby agree as follows:

1. The Guarantors confirm that they have executed a Guaranty Agreement dated October 25, 2001, a form of which was attached as an exhibit to the Original Partnership Agreement, for the benefit of the Partnership and WNC Holding, LLC as the Limited Partner (the "Guaranty").

2. The Guarantors hereby consent to the execution of this Second Amendment and acknowledge that WNC Holding, LLC has withdrawn from the Partnership pursuant to the Second Amendment and WNC Housing Tax Credit Fund VI, L.P., Series 9 has been admitted as the new Limited Partner.

3. The Guarantors hereby acknowledge that all their obligations as Guarantors under the Guaranty remain valid and in full force and effect in accordance with the terms of the Guaranty and that WNC Housing Tax Credit Fund VI, L.P. shall be entitled to all of the rights and benefits under the Guaranty. For purposes of the Guaranty, the term "Partnership Agreement" shall include all of the terms and conditions of the first amendment thereto and this Second Amendment.


                                   GUARANTORS:

                                   /s/ JERRY W. BRADEN
                                   Jerry W. Braden

                                   /s/ ANNAMARIE BRADEN
                                   Annamarie Braden

STATE OF                      )
                              ) ss:
COUNTY OF                     )

         Before me, the undersigned Notary Public in and for the aforesaid County and State, personally appeared JERRY W. BRADEN as Guarantor, and being duly sworn, acknowledged the execution of the foregoing Acknowledgement to Second Amendment.

         Witness my hand and notarial seal this ____ day of _____________, 2003.


                                 ------------------------------------
                                  Notary Public

My Commission Expires:     ____________________



STATE OF                      )
                              ) ss:
COUNTY OF                     )

         Before me, the undersigned Notary Public in and for the aforesaid County and State, personally appeared ANNAMARIE BRADEN as Guarantor, and being duly sworn, acknowledged the execution of the foregoing Acknowledgement to Second Amendment.

         Witness my hand and notarial seal this ____ day of _____________, 2003.


                                 ------------------------------------
                                  Notary Public

My Commission Expires:     ____________________